UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2008
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (c)
     Trident Microsystems, Inc., a Delaware corporation (the “Company”) announced that it has appointed Pete J. Mangan to serve as Vice President, Finance and Interim Chief Financial Officer. The Company also announced the appointment of Donna M. Hamlin, Ph.D., as Vice President, Human Resources. Both Mr. Mangan and Dr. Hamlin will report to the Company’s Chief Executive Officer, Sylvia Summers, and are expected to commence their employment January 11, 2008.
     Mr. Mangan, 48, brings more than 15 years of experience as a senior financial executive, most recently serving as Director of Finance at Spansion from July 2005 to January 2008. From December 2004 to May 2005, he served as Vice President of Finance and Administration for Compxs. From December 2002 to December 2004 he was the Director of Finance for Asyst Technologies, Inc. Previous to Asyst, Mr. Mangan held senior financial positions at Advanced Micro Devices, Form Factor, Trident Microsystems, Real Chip Communications and Genesis Microchip. He holds a bachelor of arts degree in business/economics from the University of California at Santa Barbara.
     Dr. Hamlin, 53, brings more than 25 years of experience as a senior human resources executive and organizational development consultant, most recently serving as Vice President, Human Resources and Organizational Development at Asyst Technologies, Inc., where she was employed from August 2004 to December 2007. Dr. Hamlin held a consulting position with Trimble Navigation between 2002 and 2004, working on corporate strategy. Prior to consulting for Trimble Navigation, Dr. Hamlin served in numerous executive positions at companies such as SiteROCK Corporation, Associates First Capital Corporation, Texaco and General Electric, and headed a private consulting practice serving multinational clients for 14 years. She holds a bachelor of arts degree in humanities from Siena College and a master of science degree in communication and a Ph.D. degree in organizational communication from Rensselaer Polytechnic Institute.
     As Interim Chief Financial Officer, Mr. Mangan will be paid a base salary of $220,000 per year, a sign-on bonus of $42,000, and be eligible to participate in the Company’s key employee bonus plan at a rate of up to 40% of his annual base salary, with a guaranteed bonus through June 30, 2008 of $22,000.
     Upon approval of the Compensation Committee, the Company expects to grant Mr. Mangan options to purchase 75,000 shares of the Company’s common stock, with an exercise price equal to the closing price of a share of Trident common stock on the Nasdaq Global Market on the date of grant, and vesting over four years at the rate of 25% on each of the first four anniversaries of his employment start date.
     A copy of the press release issued by the Company announcing his appointment to the role of Interim Chief Financial Officer is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
No.	Description

Exhibit 99.1	Press release dated January 9, 2008, announcing the appointment of Interim Chief Financial Officer and Vice President, Human Resources.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2008

TRIDENT MICROSYSTEMS, INC.

/s/ David L. Teichmann
David L. Teichmann
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 99.1	Press release dated January 9, 2008, announcing the appointment of Interim Chief Financial Officer and Vice President, Human Resources.